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                                                                   Exhibit 10.25


                 ALLONGE TO CONVERTIBLE NOTE DATED JUNE 18, 2002

            Reference is hereby made to the Convertible Note dated June 18, 2002, as amended by the Allonge dated December 2, 2002 (the "Note") by and between Briazz, Inc., a Washington corporation (the "Maker"), with principal offices located at 3901 7th Avenue South, Suite 200, Seattle, WA 98108, and Laurus Master Fund, Ltd. (the "Payee"), with principal offices at c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands. Terms used herein and not otherwise defined herein shall have the meanings set forth in the Note.

      Maker and Payee hereby agree to amend the Note as follows:

      1. The first sentence of Section 2.4 of the Note, shall be amended and restated as follows:

            "Notwithstanding anything to the contrary herein, if the average VWAP of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the 11 trading days preceding either a Repayment Date or date of Repayment Election Notice was less than 125% of the Fixed Price, and the Borrower has elected to pay all or a portion of the Monthly Amount in shares of Common Stock, then, instead of the Borrower delivering the required number of shares of Common Stock on the Repayment Date, the Holder will be permitted to convert up to the Monthly Amount that is payable in shares of Common Stock at a Conversion Price of 85% of the average of the five (5) lowest closing prices during the thirty (30) trading days immediately preceding the Conversion Date."

            The remainder of Section 2.4 remains the same.

      2. There are no other modifications to the Note. On or after the effective date of this Allonge, each reference in the Note to "this Note", "hereunder", "hereof" or words of like import referring to this Note, shall mean the Note as modified by this Allonge and the allonge dated December 2, 2002. This Note, as modified by this Allonge and the allonge dated December 2, 2002 is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Allonge may be executed in separate counterparts, each of which shall be an original and both of which taken together shall constitute the same Allonge.

                                          Dated: January ____, 2003

                                          BRIAZZ, INC.


                                          By:____________________________

                                          Name/Title: _____________________


AGREED AND ACCEPTED

LAURUS MASTER FUND, LTD.

By:________________________
Name:
Title: